Webxu Announces Retiring of Lot6 $5 Million Sellers Note and Restructuring of Threadpoint Acquisition Letter Agreement

LOS ANGELES, California –May 15, 2012 – Webxu, Inc. (WBXU), a performance media company that develops, owns and operates a network of branded consumer websites focused on Customer Acquisition and E-Commerce, today announced the retiring of the Lot6 Media $5 million Sellers Note and the restructuring of the Threadpoint, LLC acquisition Letter Agreement.

Webxu has successfully retired the Lot6 Media transactions $5 million Sellers Note. Furthermore, this November 2011 transaction included an unwind provision which is now removed by the retiring of this Note.

In addition, Webxu has completed a re-structuring of the Letter Agreement for the proposed Threadpoint, LLC acquisition announced in January 2012. Upfront consideration previously consisted of several Sellers Notes totaling $12 million. The $12 million has been re-structured to an upfront payment of $7 million and 2 million shares of Webxu common stock priced at $2.50 per share.

Matt Hill, Chairman and CEO of Webxu, commented “We are extremely pleased to announce these two important events for Webxu. We feel that the retiring of the Lot6 Media Sellers Note plus the restructuring of the Threadpoint transaction are major accomplishments in terms of demonstrating our ability to execute our acquisition strategy. We plan to move quickly to an anticipated close of the Threadpoint transaction, which on an unaudited pro forma basis for 2012, should add over $20 million in annual revenue and over $5 million in EBITDA to Webxu’s performance.”

About Webxu, Inc.

Webxu, Inc. (WBXU) is a performance media company that develops, owns and operates a network of branded consumer websites focused on Customer Acquisition and E-Commerce. Through its network of websites, Webxu generates revenue by providing advertisers with sales leads from highly-targeted consumer traffic. Webxu is headquartered in Los Angeles, CA. For more information about Webxu visit http://www.webxu.com.

Webxu Media Contact

Michelle Stoler

michelle@webxu.com

Investor Relations Contact

MKR Group, Inc.

Charles Messman and Todd Kehrli

323-468-2300

wbxu@mkr-group.com

Cautionary Language Regarding Forward Looking Statements

This release and any attachments contain forward-looking statements within the meaning of the “safe harbor” provisions of the Federal securities laws, including Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties. Words such as “will,” “believe,” “intend,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results and strategic and operational plans. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to deliver an adequate rate of growth and manage such growth; the impact of changes in government regulation and industry standards; the Company’s ability to maintain and increase the number of visitors to its websites; the Company’s ability to identify and manage acquisitions; the impact of the current economic climate on the Company’s business; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry; the impact and costs of any failure by the Company to comply with government regulations and industry standards; and costs associated with defending intellectual property infringement and other claims. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s latest annual report. These forward looking statements are made as of today’s date and, except as otherwise required by law, the Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof.